Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aldeyra Therapeutics, Inc.

Lexington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206539) and Form S-8 (Nos. 333-196674 and 333-203076) of Aldeyra Therapeutics, Inc. of our report dated March 30, 2016, relating to the financial statements of Aldeyra Therapeutics, Inc., which appears in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Boston, Massachusetts

March 30, 2016